Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 2 dated February 14, 2025 relating to the Common Stock, $0.001 par value, of NeuroOne Medical Technologies Corporation shall be filed on behalf of the undersigned.

MANCHESTER EXPLORER, L.P. By: /s/ James E. Besser
Name: James E. Besser
Title: Managing Member of the General Partner

MANCHESTER MANAGEMENT COMPANY, LLC By: /s/ James E. Besser
Name: James E. Besser
Title: Managing Member

MANCHESTER MANAGEMENT PR, LLC By: /s/ James E. Besser
Name: James E. Besser
Title: Managing Member

JAMES E. BESSER By: /s/ James E. Besser

MORGAN C. FRANK By: /s/ Morgan C. Frank